Exhibit 21

SUBSIDIARY LIST

Aegion Corporation's principal affiliates as of December 31, 2020 are listed below.  All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

Company Name	Jurisdiction of Formation
Aegion Coating Services, LLC	Texas
Aegion Cyprus Limited	Cyprus
Aegion Energy Services, LLC	Delaware
Aegion Holding Company, LLC	Delaware
Aegion International Holdings Limited	England & Wales
Aegion International Limited	England & Wales
Aegion International Services, Inc.	Delaware
Aegion Rehabilitation Services Limited	England & Wales
Aegion Saudi Arabia Company	Saudi Arabia
Aegion South Africa (Pty) Ltd [1]	South Africa
Aegion UK Holdings Limited	United Kingdom
Aegion UK SPV Limited	United Kingdom
AllSafe Services, Inc.	Delaware
Brinderson Constructors, Inc.	California
Brinderson, LLC	California
Concrete Solutions Limited	New Zealand
Corrpower International Limited [2]	Saudi Arabia
Corrpro Canada, Inc.	Alberta, Canada
Corrpro Companies Engineering Limited	England & Wales
Corrpro Companies Europe Ltd.	England & Wales
Corrpro Companies International, Inc.	Nevada
Corrpro Companies, Inc.	Ohio
DEH Services, LLC	Louisiana
Environmental Techniques Limited	Northern Ireland
Fibrwrap Construction (M) Sdn Bhd	Malaysia
Fibrwrap Construction Pte Ltd	Singapore
Fyfe (Hong Kong) Limited	Hong Kong
Fyfe Asia Pte. Ltd.	Singapore
Fyfe Borneo Sdn Bhd [3]	Brunei
Hockway Middle East FZE	Dubai Silicon Oasis, UAE

Company Name	Jurisdiction of Formation
INA Acquisition Corp.	Delaware
Infrastructure Group Holdings, LLC	Delaware
Insituform Limited Partnership	New Brunswick, Canada
Insituform Linings Limited	England & Wales
Insituform Rioolrenovatietechnieken B.V.	Netherlands
Insituform Technologies Limited	Alberta, Canada
Insituform Technologies Netherlands B.V.	Netherlands
Insituform Technologies USA, LLC	Delaware
Insituform Technologies, LLC	Delaware
Killeen Trading Limited	Northern Ireland
Manufactured Technologies Co., LLC	Delaware
PT Fyfe Fibrwrap Indonesia [4]	Indonesia
Schultz Industrial Services, Inc.	California
Underground Solutions, Inc.	Delaware
United Pipeline Middle East, Inc.	Delaware
United Pipeline Systems International, Inc.	Delaware
United Pipeline Systems Limited	Alberta, Canada
United Pipeline Systems, Inc.	Nevada
United Pipelines Inversiones Limitada	Chile
United Pipelines SRL	Argentina
United Sistema de Tuberías Limitada	Chile
United Special Technical Services Arabia Compnay Limtied (f/k/a Aegion STS Arabia Company Limited) [5]	Saudi Arabia
United Special Technical Services LLC [6]	Oman

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1 Aegion International Holdings Limited holds a 60% interest.

2 Corrpro Canada, Inc. holds a 70% interest.

3 Fyfe Asia Pte. Ltd. holds a 51% interest.

4 Fyfe Asia Pte. Ltd. holds a 55% interest.

5 Aegion International Holdings Limited holds a 51% interest.

6 Aegion UK Holdings Limited holds a 51% interest.